Exhibit 16.1

Deloitte & Touche LLP
30 Rockefeller Plaza
New York, NY 10112
USA

Tel: +1 (212) 492-4000
Fax: +1 (212) 492-4000
www.deloitte.com

March 21, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Stagwell Inc.'s Form 8-K dated March 21, 2023, and we agree with the statements made therein, with the exception of the last sentence of the first paragraph of Item 4.01(a), upon which we have no basis to agree or disagree.

Yours truly,

/s/ DELOITTE & TOUCHE LLP